UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2007 (May 10, 2007)
Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	201352180

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 Oak Court Drive, Suite 300
Memphis, Tennessee	38117

(Address of Principal Executive Offices)	(Zip Code)
901-259-2500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 10, 2007, Education Realty Trust, Inc. (the “Company”) entered into a Controlled Equity Offering Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., as sales agent, for the purpose of selling shares of its common stock, par value $0.01 per share, in at-the-market offerings or negotiated transactions. In accordance with the terms of the Agreement, the Company may issue and sell up to 3,000,000 shares of its common stock, from time to time, in at-the-market offerings or negotiated transactions through Cantor Fitzgerald & Co. Cantor Fitzgerald & Co. will be entitled to compensation equal to 2 1/4% of the gross sales price per share for the first 500,000 shares sold under the Agreement and 2% of the gross sales price per share for any additional shares of common stock sold under the Agreement.
     The Agreement has been filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits: The following exhibits are being furnished herewith to this Current Report on Form 8-K.

1.1	Controlled Equity Offering Sales Agreement by and between Education Realty Trust, Inc., Education Realty Operating Partnership, L.P. and Cantor Fitzgerald & Co. dated May 10, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EDUCATION REALTY TRUST, INC.
Date: May 11, 2007	By:	/s/ Randall H. Brown
Randall H. Brown
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Controlled Equity Offering Sales Agreement by and between Education Realty Trust, Inc., Education Realty Operating Partnership, L.P. and Cantor Fitzgerald & Co. dated May 10, 2007